UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

Enovis Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Enovis Corporation (the “Company”) on June 30, 2022, (i) Christopher M. Hix retired from his position as the Company’s Executive Vice President and Chief Financial Officer and ceased to serve as the Company’s principal financial officer on December 31, 2022, and (ii) the Company’s board of directors appointed Phillip Benjamin (Ben) Berry as the Company’s new Chief Financial Officer and principal financial officer, effective as of January 1, 2023.

Hix Retirement Transition Agreement

In consideration of the important services that Mr. Hix will provide to the Company until he retires from the Company at the end of 2023, the Company and Mr. Hix have entered into a retirement transition agreement dated December 31, 2022 (the “Agreement”) that sets forth the terms of Mr. Hix’s continued employment with the Company in a non-executive role from January 1, 2023 through December 31, 2023 (the “Transition Period”). During the Transition Period, Mr. Hix will receive an annual base salary of $300,000 and will remain eligible to participate in the Company benefit plans in which he currently participates.

The foregoing description of the Agreement set forth above is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Berry Promotional Offer Letter

In consideration of Mr. Berry’s appointment as Chief Financial Officer, on December 31, 2022 the Company entered into an offer letter with Mr. Berry (the “Offer Letter”) setting forth the terms of his new employment and compensation. Pursuant to the Offer Letter, Mr. Berry’s base salary will be $500,000 and he will be eligible to participate in the Company’s management incentive compensation plan with an annual target bonus opportunity of 75% of his base salary. Mr. Berry will also be eligible for an annual equity grant in February 2023 with an aggregate target value of $1,200,000, comprised of a mix of performance-based restricted stock units, options and restricted stock units. Mr. Berry’s equity awards will be subject to the terms and conditions of the Company’s 2020 Omnibus Incentive Plan.

Mr. Berry will also enter into the Company’s standard form of indemnification agreement for officers and directors and the Company’s form of Change in Control Agreement, forms of which have been included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The foregoing description of Mr. Berry’s compensation arrangements is qualified in its entirety by reference to the Offer Letter, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2023

ENOVIS CORPORATION

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President and General Counsel